SECURITIES AND EXCHANGE COMMISSION

                                              Washington, D.C. 20549


                                                     FORM 8-K

                                                  CURRENT REPORT

                                        Pursuant to Section 13 or 15(d) of
                                        the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported September 9, 2004


                                              WELLSTONE FILTERS, INC.
                         (Exact name of registrant as specified in its charter)


                                                     Delaware
                                  (State or other jurisdiction of incorporation)


         0-28161                                                    33-0619264
(Commission File Number)                       (IRS Employer Identification No.)


 250 Crown Boulevard, Timberlake, North Carolina                         27583
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (914) 333-0090

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


          On September 9, 2004 Samuel Veasey was elected as Chief Financial and Operating Officer. Wellstone and Mr. Veasey have entered into am employment agreement which provides for a salary of $120,000 per year and the grant of non-qualified stock options to purchase 1,500,000 shares of Wellstone Common Stock at an exercise price of $.30 per share. The options are fully vested and expire in 5 years from grant.

          Prior to September 9, 2004, Mr. Veasey has been acting as an independent consultant for Wellstone; total compensation paid on the oral consulting agreement was $15,000.

The following biographical information is provided for Mr. Veasey.

Samuel  M. Veasey, age 59, was Senior Vice President and Chief Financial Officer
 for Vector Tobacco (USA) Ltd. from October, 2000 until his retirement in July 2001. From July 2001 to September 2004 Mr. Veasey was retired. Vector Tobacco was an operating subsdiary of Vector Group, Ltd. (NYSE: VGR). Mr. Veasey was Senior Vice President - Finance of Liggett Group, Inc. from January 1997 to September 2000, and was Vice President, Chief Financial Officer and Treasurer of Liggett Group, Inc. from June 1996 to December 1996. He was the Director of Corporate Accounting of Liggett from July 1993 to May 1996. Mr. Veasey joined Liggett in August 1967 and held various positions in the Finance Department.



                                                    SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 9, 2004                              WELLSTONE FILTERS, INC



                                                    By: /s/ Learned J. Hand
                                                       Learned J. Hand
                                                   Chief Executive Officer